EXHIBIT 21 – Subsidiaries of the Registrant

		Percentage
	State or	Ownership of
	Country of	Immediate
Name	Incorporation	Parent

Columbia & Cowlitz Railway Company	Washington	100
DeQueen & Eastern Railroad Company	Arkansas	100
Fisher Lumber Company	California	100
Golden Triangle Railroad	Mississippi	100
Gryphon Asset Management, Inc.	Delaware	100
Gryphon Investments of Nevada, Inc.	Nevada	100
Jasmine Forests, LLC	Delaware	100
Mississippi & Skuna Valley Railroad Company	Mississippi	100
Mountain Tree Farm Company	Washington	50
North Pacific Paper Corporation	Delaware	50
Norpac Resources LLC	Delaware	100
Oregon Timber Company	Oregon	100
Weyerhaeuser Global Finance Company	Oregon	100
SCA Weyerhaeuser Packaging Holding Company Asia Limited	British Virgin Islands	50
Texas, Oklahoma & Eastern Railroad Company	Oklahoma	100
ver Bes’ Insurance Company	Vermont	100
Westwood Shipping Lines, Inc.	Washington	100
Weyerhaeuser de Mexico, S.A. de C.V.	Mexico	100
Weyerhaeuser Forestlands International, Inc.	Washington	100
Weyerhaeuser International, Inc.	Washington	100
Southern Cone Timber Investors Holding Company, LLC	Delaware	100
Trus Joist SPRL	Belgium	100
Weyerhaeuser Europe Holdings	Ireland	100

		Percentage
	State or	Ownership of
	Country of	Immediate
Name	Incorporation	Parent

Weyerhaeuser Europe Limited	Ireland	100
Weyerhaeuser Sarasate Limited	Ireland	100
Weyerhaeuser Holdings France SAS	France	100
Weyerhaeuser Mediland SAS	France	100
Weyerhaeuser Darbo SAS	France	100
Weyerhaeuser Holdings Limited	British Columbia	100
Weyerhaeuser Company Limited	Canada	100
317298 Saskatchewan Ltd.	Saskatchewan	100
486286 British Columbia Ltd	British Columbia	50
Boom Chain Transportation Company Limited	British Columbia	40
Forest License A49782 Holdings Ltd.	British Columbia	99
Iisaak Forest Resource Ltd.	British Columbia	49
MacMillan Bloedel K.K.	Japan	100
MacMillan Bloedel Pembroke Limited Partnership	Ontario	100
MacMillan Guadiana, S.A. de C.V.	Mexico	100
Mid-Island Reman Inc.	British Columbia	100
Sturgeon Falls Repulping Limited	Ontario	50
Sturgeon Falls Limited Partnership	Ontario	50
Wapawekka Lumber Ltd.	Saskatchewan	51
Weyerhaeuser (Annacis) Limited	British Columbia	100
Weyerhaeuser Australia Pty Ltd.	Australia	100
Pine Solutions Australia Pty Limited	Australia	100
K1 Holdings Pty Limited	Australia	100
CCA Timbers (Vic) Pty Ltd.	Australia	100
Hanaki Pty Ltd.	Australia	100
Kaiyou Pty Ltd.	Australia	100
Weyerhaeuser (Barbados) SRL	Barbados	100
Marlborough Capital Corp. SRL	Barbados	100
Weyerhaeuser (BVI) Ltd.	British Virgin Islands	100

		Percentage
	State or	Ownership of
	Country of	Immediate
Name	Incorporation	Parent

Weyerhaeuser New Zealand Holdings Inc.	New Zealand	100
Nelson Forest Products Company	New Zealand	100
Nelson Forest Joint Venture	New Zealand	51
Weyerhaeuser New Zealand Inc.	New Zealand	100
Weyerhaeuser (Carlisle) Ltd.	Barbados	100
Camarin Limited	Barbados	100
Weyerhaeuser (Delta) Limited	British Columbia	100
Weyerhaeuser (Imports) Pty Limited	Australia	100
Weyerhaeuser (Ottawa) Limited	British Columbia	100
Weyerhaeuser Saskatchewan Ltd.	Saskatchewan	100
Wapawekka Lumber Limited Partnership	Saskatchewan	50
Weyerhaeuser Services Limited	British Columbia	100
Weyerhaeuser China, Ltd.	Washington	100
Weyerhaeuser (Asia) Limited	Hong Kong	100
Weyerhaeuser Japan Ltd.	Japan	100
Weyerhaeuser Japan Ltd.	Delaware	100
Weyerhaeuser Korea Ltd.	Korea	100
Weyerhaeuser Products Limited	United Kingdom	100
Weyerhaeuser Taiwan Ltd.	Delaware	100
Weyerhaeuser (Mexico) Inc.	Washington	100
Weyerhaeuser Raw Materials, Inc.	Delaware	100
Weyerhaeuser Real Estate Company	Washington	100
Midway Properties, Inc.	North Carolina	100
Pardee Homes	California	100
Marmont Realty Company	California	100
Pardee Homes of Nevada	Nevada	100
The Quadrant Corporation	Washington	100
South Jersey Assets, Inc.	New Jersey	100
Scarborough Constructors, Inc.	Florida	100
TMI, Inc.	Texas	100

		Percentage
	State or	Ownership of
	Country of	Immediate
Name	Incorporation	Parent

Weyerhaeuser Real Estate Company of Nevada	Nevada	100
Weyerhaeuser Realty Investors, Inc.	Washington	100
Winchester Homes, Inc.	Delaware	100
Weyerhaeuser Real Estate Development Company	Washington	100
Weyerhaeuser Sales Company	Nevada	100
Weyerhaeuser USA LLC	Delaware	100
American Cemwood Corporation	Oregon	100
MB Administrative Services Inc.	Delaware	100
WFS II LLC	Delaware	100
Weyerhaeuser Financial Investments, Inc.	Nevada	100
WFI Servicing Company	Nevada	100
Weyerhaeuser Venture Company	Nevada	100
Las Positas Land Co.	California	100
WAMCO, Inc.	Nevada	100
Willamette Mexican Holding Company	Oregon	100
Wilton Connor LLC	North Carolina	100
Wilton Connor Packaging International Limited	Hong Kong	100

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